UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

INTERNATIONAL SAFETY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

708 Third Avenue, 11th Floor

New York, NY 10017

(212) 344-1105

(Address including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers of the Company

On May 31, 2013, Robert Simoni, Chief Financial Officer of the Company, resigned from his position with the Company. Mr. Simoni was subsequently appointed bookkeeper of Safety Oil Services, LLC, a subsidiary of the Company.

Election of Directors

On June 4, 2013, the following persons were duly elected and qualified as members of the board of directors of the Company (the “Directors”) by written consent of a majority of the Company’s shareholders entitled to vote thereon:

Brian J. Healion	Interested Director
James Troilo	Interested Director
Michael Gianatasio	Interested Director
Jeffrey Devlin	Independent Director
Charles Gargano	Independent Director

There is no arrangement or understanding between any Director or any other person pursuant to which such Director was nominated, and no Director has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are presently no committees of the board of directors of the Company constituted. The independent Directors will be entitled to compensation pursuant to the Company’s director compensation policy, disclosed in the Company’s Annual Report on Form 10-KT filed with the Securities and Exchange Commission on April 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SAFETY GROUP, INC.

Date: June 6, 2013	By:	/s/ Michael Gianatasio
	Name:	Michael Gianatasio
	Title:	Chief Executive Officer